Exhibit 4.1

This certifies that _____________ is the stockholder of ______________ fully paid and non-assessable shares of Common Stock, par value $ 0.0001, of Century Therapeutics, Inc., hereinafter designated the "Corporation", transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the bylaws of the Corporation, to all of which each holder, by acceptance hereof, assents, and agrees to be bound. A statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares of stock of the Corporation authorized to be issued and upon the holders thereof as established by the Certificate of Incorporation or by any certificate of amendment may be obtained by any stockholder upon request and without charge at the principal office of the Corporation. TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE RESTRICTED. SEE LEGENDS ON REVERSE SIDE. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, effective as of __________. CSCentury Therapeutics, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Osvaldo Flores, President Douglas Carr, Secretar

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE POWERS, DESIGNATIONS, PREFERENCES AND RESTRICTED STOCK PURCHASE AGREEMENT RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OF STOCK OR SERIES OF ANY CLASS ARE SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION. THE CORPORATION WILL FURNISH A COPY OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS PURSUANT TO THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE OWNER OF THIS CERTIFICATE AND THE CORPORATION. THE CORPORATION WILL FURNISH A COPY OF THIS AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.